UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023, International Isotopes Inc. (the “Company”) entered into an amendment agreement (the “Amendment”) with Steve Laflin, the Company’s President and Chief Executive Officer, primarily to extend the term of his employment agreement with the Company to August 31, 2023. In addition, the Amendment also provides that upon transition of his duties to a new chief executive officer for the Company, the Company will pay Mr. Laflin a bonus of $25,000. All other terms of the employment agreement with Mr. Laflin remain unchanged.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Modification #3 to the Amended and Restated Employment Agreement, dated February 22, 2023, between the Company and Stephen Laflin.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: February 28, 2023	By:	/s/ W. Matthew Cox
W. Matthew Cox Chief Financial Officer

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